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                                                                    EXHIBIT 99.1

                            ESCROW DEPOSIT AGREEMENT
                                    BETWEEN
                           ICN PHARMACEUTICALS, INC.
                                      AND
                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                    AS AGENT

                         DATED AS OF NOVEMBER    , 1994
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                               TABLE OF CONTENTS

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                                                                                      PAGE
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
Recitals............................................................................   1
SECTION 1.    Pledge of Proceeds....................................................   1
SECTION 2.    Notice of Repayment or Redemption.....................................   1
SECTION 3.    Special Fund in Trust.................................................   1
SECTION 4.    Application of Moneys on Deposit in ICN Trust Fund....................   1
SECTION 5.    Payment of Obligations................................................   2
SECTION 6.    Irrevocable Deposit: Relinquishment of Rights of the Company..........   2
SECTION 7.    Liability of Agent....................................................   2
SECTION 8.    Termination; Income from Authorized Investments.......................   2
SECTION 9.    Fees of Agent.........................................................   2
              Duties of Agent; Evidence Upon Which Agent May Act; Replacement of
SECTION 10.   Agent.................................................................   3
SECTION 11.   Amendments............................................................   3
SECTION 12.   Severability..........................................................   3
SECTION 13.   Governing Law.........................................................   3
SECTION 14.   Counterparts..........................................................   3
SECTION 15.   Section Headings......................................................   4
SECTION 16.   Binding Effects, etc..................................................   4
SECTION 17.   Notices...............................................................   4
              Signatures and Seals..................................................   4

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                            ESCROW DEPOSIT AGREEMENT

     Escrow Deposit Agreement (the "Escrow Agreement") dated as of November   ,
1994 between ICN Pharmaceuticals, Inc. (previously named ICN Merger Corp.) (the "Company") and American Stock Transfer & Trust Company , as escrow agent (the "Agent").

                                  WITNESSETH:

     WHEREAS, the Company has authorized and will issue, on the date hereof, up
to $172,500,000 principal amount of   % Convertible Subordinated Debentures due
2004 pursuant to a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1993 (the "Offering"); and

     WHEREAS, the Company has determined that it is in the best interests of the Company to provide for the repayment or redemption, as the case may be, of certrain indebtedness of the Company and its subsidiaries as listed on Schedule I hereto (including interest accrued thereon to the date of repayment or redemption, any prepayment penalties and any other required payments thereunder) (the "Obligations"); and

     WHEREAS, the Company has elected to deposit in trust part of the proceeds from the Offering with an escrow agent in an amount sufficient to pay the Obligations in full when they become due; and

     WHEREAS, the Agent has agreed to act as escrow agent in connection with the repayment or redemption, as the case may be, of the Obligations in accordance with the terms and conditions specified in the instruments and agreements listed on Schedule I hereto (the "Agreements");

     SECTION 1. Pledge of Proceeds. The Company hereby irrevocably deposits with the Agent, in trust for the holders of the Obligations (the "Holders"), and
irrevocably appropriates and sets aside $          (the "Deposit") exclusively
for the repayment or redemption, as the case may be, of the Obligations, which Deposit (and any interest or other income earned thereon) is hereby pledged to, and for the benefit of, the Holders.

     The Agent hereby acknowledges receipt of the Deposit which shall be deposited by the Agent in the ICN Trust Fund (as defined in Section 3 hereof). The Company represents and warrants that the amount of the Deposit is sufficient to pay all the Obligations when due, without anticipating any interest or other income being earned on the Deposit and understands that the Holders of the Obligations are relying upon such representations and warranties.

     SECTION 2. Notice of Repayment or Redemption. The Company represents to the Agent that the Company has given irrevocable notice of repayment or redemption, as the case may be, to the Holders that has resulted in payments being required to be made to the Holders in the amounts and on the dates set forth on Schedule I hereto under the headings Amount and Payment Date, respectively.

     SECTION 3. Special Fund in Trust. There is hereby established and created with the Agent a special and irrevocable trust fund designated the "ICN Pharmaceuticals, Inc. Trust Fund" (the "ICN Trust Fund") to be held in the custody of the Agent as a special trust fund, separate and apart from all other funds of the Company or the Agent, solely for the benefit of the Holders. All moneys and Authorized Investments (as defined in Section 4(b) hereof), set aside and held in trust in the ICN Trust Fund shall be applied to, and applied solely for, the repayment or redemption, as the case may be, of the Obligations and as otherwise provided herein.

     SECTION 4. Application of Moneys on Deposit in ICN Trust Fund. (a) Cash on deposit in the ICN Trust Fund shall not be invested at any time in any securities or other investments other than the Authorized Investments (as defined in Section 4(b) hereof).

     (b) The Agent shall act as custodian of the ICN Trust Fund and shall, at the written direction of the Company, invest and reinvest the ICN Trust Fund solely in the following investments, which constitute "Authorized Investments" hereunder: (i) direct obligations of the United States Government (or agencies or instrumentalities thereof), provided that such securities are obligations to which the full faith and credit clause of the United States of America has been pledged; or (ii) certificates of deposit, time deposits or other interest-bearing deposits of commercial banks having total capital and surplus of at least $500,000,000, in each case with a maturity or maturities that would permit the Agent to make cash payments to repay or redeem, as the case may be, the Obligations on the various payment dates listed on Schedule I hereto in accordance with Section 5 hereof. The Agent shall have no responsibility for the determination of such investments and shall have no liability for any investment losses resulting from the investment, reinvestment, sale or liquidation of the ICN Trust Fund, except in the case of its own gross negligence or willful misconduct.

     (c) Except as otherwise specifically provided herein, the Company covenants and agrees that the Agent shall have full and complete control and authority over the with respect to the ICN Trust Fund and the moneys deposited therein and the Company shall not exercise any control or authority over or with respect to the ICN Trust Fund or the moneys deposited therein.

     SECTION 5.  Payment of Obligations.  On each of the payment dates listed on
Schedule I hereto, the Agent shall apply sufficient funds, to the extent available, from the funds held in the ICN Trust Fund to the payment in full of the applicable Obligation (as such payment is directed to be made on Schedule I hereto under the heading Method of Payment); provided, however, that the Company may direct the Agent to make an earlier payment in full of any particular Class of Obligations (as such Classes of Obligations are defined on Schedule I) if all Holders of Obligations included within such Class of Obligations are paid in full on the same date and the aggregate amount of the payments made to such Holders on the earlier payment date is less than or equal to the sum of money deposited on behalf of such Holders as set forth on Schedule I. To the extent sufficient funds are not available, the Company agrees to deposit the necessary funds in the ICN Trust Fund in order for such Obligation to be paid in full on the payment dates specified on Schedule I hereto and understands that the Holders of the Obligations are relying upon such agreement.

     SECTION 6.  Irrevocable Deposit: Relinquishment of Rights of the
Company. (a) The deposit of the moneys in the ICN Trust Fund shall constitute an irrevocable deposit in trust solely for the payment of the Obligations, and solely for the benefit of the Holders thereof pursuant to the terms of the applicable Agreements and this Escrow Agreement.

     (b) The Company hereby agrees that it shall not have any beneficial interest in, or rights to, any moneys or proceeds thereof (or interest or other income earned thereon) on deposit in the ICN Trust Fund (whether in the form of cash, Authorized Investments or otherwise) or payments made therefrom so long as any of the Obligations or any amounts owing to the Agent hereunder remain unpaid.

     SECTION 7. Liability of Agent. The liability of the Agent to make the payments required by this Escrow Agreement with respect to the Obligations shall be limited to application of the funds deposited with it hereunder. The Agent shall not be liable for any loss resulting from any investment made in compliance with the provisions of this Escrow Agreement.

     SECTION 8. Termination; Income from Authorized Investments. (a) This Escrow Agreement shall terminate when all Obligations to the Holders shall have been paid to the Holders and all fees and expenses of the Agent shall have been paid in full.

     (b) Upon termination of this Escrow Agreement in accordance with the provisions of subsection (a) of this Section 8, any funds in the ICN Trust Fund (including income from all Authorized Investments) shall be promptly paid to the Company.

     SECTION 9. Fees of Agent. (a) The Company shall pay upon request all necessary and proper fees, compensation and expenses of the Agent, including, without limitation, reasonable compensation for all services rendered by the Agent in the execution, exercise and performance of any of the duties to be exercised or performed by it pursuant to the provisions of this Escrow Agreement. Attached hereto as Exhibit II is the Agent's fee schedule. The Agent shall be entitled to indemnity from the Company against any and all losses, claims, liabilities or expenses incurred on the part of the Agent arising out of or in connection with the acceptance or administration of its powers and duties under this Escrow Agreement, including the cost and expense of defending against any such loss, claim or liability, other than losses, claims, liabilities or expenses arising out of the Agent's gross negligence or willful misconduct.

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

     (b) The Agent has no right to payment for its fees, compensation and expenses from the ICN Trust Fund so long as all of the Obligations shall not have been paid in full.

     (c) All of the rights, entitlements, and protections provided to the Agent in this Section 9 shall survive its resignation or termination of this Escrow Agreement, whether by payment of the Obligations or otherwise.

     SECTION 10. Duties of Agent; Evidence Upon Which Agent May Act; Replacement of Agent. (a) The duties and obligations of the Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and the Agent shall not be liable except for the performance of its duties and obligations as specifically set forth herein and to act in good faith in the performance thereof, and no implied duties or obligations shall be incurred by the Agent other than those specified herein, and the Agenet shall be protected when acting or omitting to act in good faith upon the advice of counsel, who may be counsel to the Company.

     (b) Subject to the requirement under subsection (a) of this Section 10 to act in good faith, the Agent may conclusively rely, as to the correctness of statements, conclusions and opinions therein, upon any certificate, report, opinion or other document furnished to the Agent pursuant to any provision of this Escrow Agreement. Any request, consent, certificate, notice, appointment or other direction made or given by the Company to the Agent shall be deemed to have been sufficiently made or given by the proper party or parties if executed by an authorized officer of the Company on behalf of the Company.

     (c) The Agent may not resign until a New York successor shall have been appointed and the funds held by the Agent have been transferred to such successor agent. Any such successor agent shall be a commercial bank having total capital and surplus of at least $500,000,000.

     SECTION 11. Amendments. This Escrow Agreement shall not be repealed, revoked, altered or amended or any provisions thereof waived as to any of the Obligations without the written consent of all Holders of each such Obligation, the written consent of the Agent and the written consent of the Company; provided, however, that the Company and the Agent may, without the consent of, or notice to, the Holders, enter into such agreements supplemental to this Escrow Agreement as shall not adversely affect the rights of the Holders, for any one or more of the following purposes:

          (a) to cure any ambiguity, defect or omission in this Escrow
     Agreement;

          (b) to grant to, or confer upon the Agent for the benefit of the Holders any additional rights, remedies, powers or authority that may lawfully be granted to, or conferred upon, the Agent.

     SECTION 12. Severability. If any one or more of the covenants or agreements provided in this Escrow Agreement on the part of the Company or the Agent to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or covenants, or such agreement or agreements, or such portions thereof, shall be deemed severed from the remaining covenants and agreements or portions thereof provided in this Escrow Agreement and the invalidity thereof shall in no way affect the validity of other provisions of this Escrow Agreement, but the Holders shall retain all the rights and benefits accorded them hereunder and under applicable provisions of law. If any provisions of this Escrow Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable or invalid as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases becuase it conflicts with any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable or invalid in any other case or circumstance, or of rendering any other provision or provisions herein contained inoperative or unenforceable or invalid to any extent whatever.

     SECTION 13. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of law principles.

     SECTION 14. Counterparts. This Escrow Agreement may be executed in several counterparts, all or any of which shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument.

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

     SECTION 15. Section Headings. The headings of the several Sections hereof and the Table of Contents appended hereto shall be solely for convenience of reference and shall not affect the meaning, construction, interpretation or effect of this Escrow Agreement.

     SECTION 16. Binding Effect, etc. This Escrow Agreement shall be binding upon the parties hereto and their respective successors, legal representatives and permitted assigns.

     SECTION 17. Notices. Any notices or other communicaitons to be given hereunder by any party hereto to the other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, as follows:

         if to the Company, to:

         ICN Pharmaceuticals, Inc.
         3300 Hyland Avenue
         Costa Mesa, CA 92626
         Telecopy number:
         Attention: Chief Executive Officer

         if to the Agent, to:

         American Stock Transfer & Trust Company
         Telecopy number:
         Attention: Corporate Trust Department

     Direction from the Company to the Agent to be given under the terms of this Escrow Agent shall only be made on behalf of the Company by the following persons (or such additional persons as may be appointed by any of the persons named below or their appointees by written notice to the Agent):

     IN WITNESS WHEREOF, the parties have each caused this Escrow Agreement to be executed by their duly authorized officers as of the date first above written.

                                          ICN PHARMACEUTICALS, INC.

                                          By
                                             Name:
                                             Title:

                                          AMERICAN STOCK TRANSFER & TRUST
                                          COMPANY,
                                                                        as Agent

                                          By
                                             Name:
                                             Title:

                                                                      SCHEDULE I

  CLASS OF                                                 METHOD OF
 OBLIGATION      HOLDER      AMOUNT      PAYMENT DATE       PAYMENT
- ------------    --------    --------    --------------    -----------

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